Exhibit 99.1

SKYLINE CHAMPION ANNOUNCES SECOND QUARTER FISCAL 2021 RESULTS

Troy, Michigan, October 27, 2020 / Business Wire/ -- Skyline Champion Corporation (NYSE:SKY) (“Skyline Champion”), today announced financial results for its second quarter ended September 26, 2020 for the fiscal year ending April 3, 2021 (“fiscal 2021”).

Second Quarter Fiscal 2021 Highlights (compared to Second Quarter Fiscal 2020)

•	Net sales decreased 9.1% to $322.4 million. On a sequential basis compared to first quarter 2021, net sales increased 18.0%.
•	U.S. factory-built homes sold decreased 6.7% to 4,689. On a sequential basis compared to first quarter 2021, U.S. factory-built homes increased 16.4%.
•	Total backlog increased 126.8% to $390.1 million. On a sequential basis compared to first quarter 2021, backlog increased 103.0%.
•	Gross profit as a percent of sales declined by 140 basis points to 19.5%.
•	Net income decreased by 1.3% to $17.5 million.
•	Earnings per share (“EPS”) remained flat at $0.31.
•	Excluding non-recurring expenses, Adjusted EPS decreased to $0.31 from $0.34.
•	Adjusted EBITDA decreased 10.9% to $28.9 million.
•	Adjusted EBITDA margin decreased by 20 basis points to 9.0%.
•	Net cash provided by operating activities improved by 24.7% to $31.6 million.

“I am encouraged by the improvement in the homebuilding industry as we moved through our second quarter, and the growth and business development opportunities we see in the marketplace. I am also proud of the team’s agility in navigating the evolving market dynamics, and their commitment to work diligently to provide customers with our innovative housing solutions. I am pleased with the sequential improvement in net sales, and U.S. factory-built home volume, as well as our ability to continue to generate solid margins and profitability, and strong cash flow growth,” said Mark Yost, Skyline Champion’s President and Chief Executive Officer. “We have seen an exceptional rebound in demand and order levels during the quarter, which has resulted in a record level of backlog. As we look forward, we are focused on increasing production levels to meet the increase in demand, which will allow us to leverage our variable cost structure to expand our margins and generate strong returns on our investments.”

Second Quarter Fiscal 2021 Results

Exhibit 99.1

Net sales for the second quarter fiscal 2021 decreased 9.1% to $322.4 million compared to the prior-year period. The number of U.S. factory-built homes sold in the second quarter fiscal 2021 decreased 6.7% to 4,689 compared to the prior year second quarter, as a result of slightly reduced production levels resulting from labor availability and intermittent shutdowns due to COVID-related absenteeism. The average selling price (“ASP”) per U.S. home sold decreased 2.9% to $60,400. ASP decreased primarily due to a shift in product mix to more single-section homes, and customers selecting less expensive upgrade option packages. The number of Canadian factory-built homes sold in the quarter declined slightly to 302 homes compared to 311 homes in the prior-year period due to the same constraints experienced in the U.S. operations. Total backlog for Skyline Champion was $390.1 million as of September 26, 2020 compared to $172.0 million as of September 28, 2019. Backlogs increased $198.1 million during the quarter compared to $19.0 million in the fiscal second quarter of 2020 driven by strong order levels that have outpaced production levels.

Gross profit decreased by 15.2% to $62.8 million in the second quarter fiscal 2021 compared to the prior-year period. Gross profit was 19.5% of net sales, a 140-basis point reduction compared to 20.9% in the second quarter fiscal 2020. Gross profit compression was due to increased material costs as a percent of sales caused by market volatility in certain commodities including forest products.

Selling, general, and administrative expenses (“SG&A”) in the second quarter fiscal 2021 decreased to $41.4 million from $48.4 million in the same period last year due to reductions in variable incentive compensation, as well as decreases in spending on travel and marketing-related expenses.

Net income for the second quarter fiscal 2021 was $17.5 million, compared to net income of $17.7 million during the same period of the prior year. The decrease in net income was mainly driven by the decline in sales and gross profit, which was partially offset by the reductions in SG&A. Net income benefited from other income of $2.6 million related to Canadian government sponsored wage subsidy programs enacted as a result of the COVID-19 pandemic as well as a reduction of income tax expense.

Adjusted EBITDA for the second quarter fiscal 2021 decreased by 10.9% to $28.9 million compared to the second quarter fiscal 2020. The decrease was primarily driven by lower sales volumes and reduced gross profit from increases in raw material costs. As a result, Adjusted EBITDA margin declined by 20 basis points to 9.0%.

As of September 26, 2020, Skyline Champion had $264.3 million of cash and cash equivalents, and no significant long term debt maturities until June 2023.

Conference Call and Webcast Information:

Skyline Champion management will host a conference call tomorrow, October 28, 2020, at 8:00 a.m. Eastern Time, to discuss Skyline Champion’s financial results and an update on current operations.

Investors and other interested parties can listen to a webcast of the live conference call by logging onto the Investor Relations section of Skyline Champion’s website at http://skylinechampion.com. The online replay will be available on the same website immediately following the call.

The conference call can also be accessed by dialing (877) 407-4018 (domestic) or (201) 689-8471 (international). A telephonic replay will be available approximately two hours after the call by dialing (844) 512-2921, or for international callers, (412) 317-6671. The passcode for the live call and the replay is 13711673. The replay will be available until 11:59 P.M. Eastern Time on November 11, 2020.

Exhibit 99.1

About Skyline Champion Corporation:

Skyline Champion Corporation (NYSE: SKY) was formed on June 1, 2018 as the result of the combination of Skyline Corporation (“Skyline”) and the operating assets of Champion Enterprises Holdings, LLC (“Champion”). The combined company employs approximately 6,700 people and is the largest independent, publicly traded, factory-built housing company in North America. With almost 70 years of homebuilding experience and 38 manufacturing facilities throughout the United States and western Canada, Skyline Champion is well positioned with a leading portfolio of manufactured and modular homes, ADUs, park-models and modular buildings for the single-family, multi-family, hospitality, senior and workforce housing sectors.

In addition to its core home building business, Skyline Champion operates a factory-direct retail business, Titan Factory Direct, with 18 retail locations spanning the southern United States, and Star Fleet Trucking, providing transportation services to the manufactured housing and other industries from several dispatch locations across the United States.

Skyline Champion builds homes under some of the most well known brand names in the factory-built housing industry including Skyline Homes, Champion Home Builders, Genesis Homes, Athens Park Models, Dutch Housing, Excel Homes, Homes of Merit, New Era, Redman Homes, Shore Park, Silvercrest, Titan Homes in the U.S., and Moduline and SRI Homes in western Canada.

Presentation of Non-GAAP Financial Measures

In addition to the results provided in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”) throughout this press release, Skyline Champion has provided non-GAAP financial measures—Adjusted EBITDA, Adjusted EBITDA Margin, and Adjusted Earnings Per Share (including dilutive securities, if any)—which present operating results on a basis adjusted for certain items. Skyline Champion uses these non-GAAP financial measures for business planning purposes and in measuring its performance relative to that of its competitors. Skyline Champion believes that these non-GAAP financial measures are useful financial metrics to assess its operating performance from period-to-period by excluding certain items that Skyline Champion believes are not representative of its core business. These non-GAAP financial measures are not intended to replace, and should not be considered superior to, the presentation of Skyline Champion’s financial results in accordance with U.S. GAAP.

Skyline Champion defines Adjusted EBITDA as net income or loss plus (a) the provision for income taxes, (b) interest expense, net, (c) depreciation and amortization, (d) gain or loss from discontinued operations, (e) equity-based compensation awards granted before December 31, 2018, (f) restructuring charges, (g) impairment of assets, and (h) other non-operating costs including those for the acquisition and integration of businesses. Adjusted EBITDA is not a measure of earnings calculated in accordance with U.S. GAAP, and should not be considered an alternative to, or more meaningful than, net income or loss, net sales, operating income or earnings per share prepared on a U.S. GAAP basis. Skyline Champion believes that Adjusted EBITDA is commonly used by investors to evaluate its performance and that of its competitors. However, Skyline Champion’s use of Adjusted EBITDA may vary from that of others in our industry. Adjusted EBITDA is reconciled from the respective measure under U.S. GAAP in the tables below. Adjusted EBITDA Margin is calculated as Adjusted EBITDA divided by net sales reported in the statement of operations. Adjusted EPS is calculated as net income or loss plus (a) equity-based compensation awards granted before December 31, 2018, (b) restructuring charges, (c) impairment of

Exhibit 99.1

assets, and (d) other non-operating costs including those for the acquisition and integration of businesses, including the related tax effect, if any, on these items.

Forward-Looking Statements

Statements in this press release, including certain statements regarding Skyline Champion’s strategic initiatives, and future market demand are intended to be covered by the safe harbor for "forward-looking statements" provided by the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by use of words such as "believe," "expect," "future," "anticipate," "intend," "plan," "foresee," "may," "could," "should," "will," "potential," "continue," or other similar words or phrases. Similarly, statements that describe objectives, plans, or goals also are forward-looking statements. Such forward-looking statements involve inherent risks and uncertainties, many of which are difficult to predict and are generally beyond the control of Skyline Champion. Skyline Champion cautions readers that a number of important factors could cause actual results to differ materially from those expressed in, implied, or projected by such forward-looking statements. Risks and uncertainties include regional, national and international economic, financial, public health and labor conditions, and the following: the COVID-19 pandemic, which has had, and could continue to have, significant adverse effects on us; the cyclicality and seasonality of the housing industry and its sensitivity to changes in general economic or other business conditions; demand fluctuations in the housing industry; supply-related issues; labor-related issues; the possible unavailability of additional capital when needed; competition and competitive pressures; changes in consumer preferences for our products or our failure to gauge those preferences; quality problems, including the quality of parts sourced from suppliers and related liability and reputational issues; data security breaches, cybersecurity attacks, and other information technology disruptions, exacerbated by the COVID-19 pandemic; the extensive regulation affecting the production and sale of factory-built housing and the effects of possible changes in laws with which we must comply; the potential impact of natural disasters on sales and raw material costs; the risks associated with possible mergers and acquisitions; the prices and availability of materials; periodic inventory adjustments by, and changes to relationships with, independent retailers; changes in interest and foreign exchange rates; insurance coverage and cost issues; the possibility that all or part of our goodwill might become impaired; the possibility that our risk management practices may leave us exposed to unidentified or unanticipated risks; and other risks set forth in the “Risk Factors” section, the “Legal Proceedings” section, the “Management's Discussion and Analysis of Financial Condition and Results of Operations” section, and other sections, as applicable, in our Annual Reports on Form 10-K, including our Annual Report on Form 10-K for the fiscal year ended March 28, 2020 previously filed with the Securities and Exchange Commission (“SEC”), as well as in our Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, filed with or furnished to the SEC.

If any of these risks or uncertainties materializes or if any of the assumptions underlying such forward-looking statements proves to be incorrect, then the developments and future events concerning Skyline Champion set forth in this press release may differ materially from those expressed or implied by these forward-looking statements. You are cautioned not to place undue reliance on these statements, which speak only as of the date of this release. We anticipate that subsequent events and developments will cause our expectations and beliefs to change. Skyline Champion assumes no obligation to update such forward-looking statements to reflect events or circumstances after the date of this document or to reflect the occurrence of unanticipated events, unless obligated to do so under the federal securities laws.

Exhibit 99.1

Investor contact information:

Name: Sarah Janowicz

Email: investorrelations@championhomes.com

Phone: (248) 614-8211

Exhibit 99.1

SKYLINE CHAMPION CORPORATION

CONSOLIDATED BALANCE SHEETS

(Dollars and shares in thousands)

	September 26, 2020	March 28, 2020
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$264,286	$209,455
Trade accounts receivable, net	46,826	45,733
Inventories, net	128,016	126,386
Other current assets	18,188	17,239
Total current assets	457,316	398,813
Long-term assets:
Property, plant, and equipment, net	104,678	109,291
Goodwill	173,521	173,521
Amortizable intangible assets, net	40,632	43,357
Deferred tax assets	19,784	21,812
Other noncurrent assets	33,540	34,906
Total assets	$829,471	$781,700
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Floor plan payable	$26,598	$33,914
Accounts payable	44,186	38,703
Other current liabilities	124,281	114,030
Total current liabilities	195,065	186,647
Long-term liabilities:
Long-term debt	77,330	77,330
Deferred tax liabilities	3,761	3,264
Other	45,871	40,144
Total long-term liabilities	126,962	120,738

Stockholders' Equity:
Common stock	1,569	1,570
Additional paid-in capital	487,557	485,552
Retained earnings (accumulated deficit)	29,121	(48)
Accumulated other comprehensive loss	(10,803)	(12,759)
Total stockholders' equity	507,444	474,315
Total liabilities and stockholders' equity	$829,471	$781,700

Exhibit 99.1

SKYLINE CHAMPION CORPORATION

CONSOLIDATED INCOME STATEMENTS

(Unaudited, dollars and shares in thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	September 26, 2020	September 28, 2019	September 26, 2020	September 28, 2019

Net sales	$322,366	$354,458	$595,651	$726,346
Cost of sales	259,573	280,403	478,855	576,256
Gross profit	62,793	74,055	116,796	150,090
Selling, general, and administrative expenses	41,373	48,402	82,180	100,117
Operating income	21,420	25,653	34,616	49,973
Interest expense, net	864	382	1,806	691
Other income	(2,599)	—	(6,813)	—
Income before income taxes	23,155	25,271	39,623	49,282
Income tax expense	5,644	7,526	10,209	14,157
Net income	$17,511	$17,745	$29,414	$35,125
Net income per share:
Basic	$0.31	$0.31	$0.52	$0.62
Diluted	$0.31	$0.31	$0.52	$0.62

Exhibit 99.1

SKYLINE CHAMPION CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited, dollars in thousands)

	Six Months Ended
	September 26, 2020	September 28, 2019
Cash flows from operating activities
Net income	$29,414	$35,125
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	8,690	9,379
Amortization of deferred financing fees	253	257
Fair market value adjustment for asset classified as held for sale	—	986
Equity-based compensation	3,624	4,703
Deferred taxes	2,655	3,214
Loss (gain) on disposal of property, plant, and equipment	15	(11)
Foreign currency transaction gain	(219)	(25)
Change in assets and liabilities:
Accounts receivable	(984)	1,480
Inventories	(990)	9,701
Prepaids and other assets	(2,063)	(5,805)
Accounts payable	5,406	(98)
Accrued expenses and other liabilities	18,041	(6,748)
Net cash provided by operating activities	63,842	52,158
Cash flows from investing activities
Additions to property, plant, and equipment	(2,552)	(9,409)
Proceeds from company owned life insurance policy	1,186	—
Proceeds from disposal of property, plant, and equipment	32	17
Net cash used in investing activities	(1,334)	(9,392)
Cash flows from financing activities
Changes in floor plan financing, net	(7,316)	(2,810)
Payments on revolving debt facility	—	(10,000)
Stock option exercises	67	112
Tax payment for equity-based compensation	(1,687)	(2,131)
Net cash used in financing activities	(8,936)	(14,829)
Effect of exchange rate changes on cash, and cash equivalents	1,259	168
Net increase in cash and cash equivalents	54,831	28,105
Cash and cash equivalents at beginning of period	209,455	126,634
Cash and cash equivalents at end of period	$264,286	$154,739

Exhibit 99.1

SKYLINE CHAMPION CORPORATION

RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA

(Unaudited, dollars in thousands)

	Three Months Ended			Six Months Ended
	September 26, 2020	September 28, 2019	Change	September 26, 2020	September 28, 2019	Change
Reconciliation of Adjusted EBITDA:
Net income	$17,511	$17,745	$(234)	$29,414	$35,125	$(5,711)
Income tax expense	5,644	7,526	(1,882)	10,209	14,157	(3,948)
Interest expense, net	864	382	482	1,806	691	1,115
Depreciation and amortization	4,408	4,907	(499)	8,690	9,379	(689)
EBITDA	28,427	30,560	(2,133)	50,119	59,352	(9,233)
Equity-based compensation (for awards granted prior to December 31, 2018)	388	1,534	(1,146)	1,358	2,641	(1,283)
Acquisition integration costs	—	340	(340)	—	1,378	(1,378)
Other	122	48	74	—	210	(210)
Fair market value adjustment to held for sale property	—	—	—	—	986	(986)
Adjusted EBITDA	$28,937	$32,482	(3,545)	$51,477	$64,567	(13,090)

SKYLINE CHAMPION CORPORATION

RECONCILIATION OF NET INCOME TO ADJUSTED EARNINGS PER SHARE

(Unaudited, dollars and shares in thousands, except per share amounts)

(Certain amounts shown net of tax, as applicable)

	Three Months Ended		Six Months Ended
	September 26, 2020	September 28, 2019	September 26, 2020	September 28, 2019

Net income	$17,511	$17,745	$29,414	$35,125
Adjustments:
Equity-based compensation (for awards granted prior to December 31, 2018)	380	1,320	1,128	2,214
Acquisition integration costs	—	256	—	1,038
Other	—	1	—	177
Fair market value adjustment to held for sale property	—	—	—	743
Adjusted net income	17,891	19,322	30,542	39,297
Less: Undistributed earnings allocated to participating securities	19	70	56	173
Adjusted net income attributable to the Company's common shareholders	$17,872	$19,252	$30,486	$39,124

Adjusted basic net income per share	$0.32	$0.34	$0.54	$0.69
Adjusted diluted net income per share	$0.31	$0.34	$0.54	$0.69

Average basic shares outstanding	56,654	56,481	56,593	56,424
Average diluted shares outstanding	56,909	56,722	56,831	56,654